Exhibit 6

[SUTHERLAND ASBILL & BRENNAN]



                                 April 25, 2000

Life Investors Insurance Company of America
4333 Edgewood Road NE
Cedar Rapids, Iowa 52499


         We hereby consent ot the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment No. 1 to the registration statement on Form S-6 for Life Investors Variable Life Account A (File No. 333-93567). In giving this consent, we do not admit that we are in category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                  Sincerely,

                                  SUTHERLAND ASBILL & BRENNAN LLP



                                  By: /s/ STEPHEN E. ROTH
                                   ----------------------------